UNITED STATES BANKRUPTCY COURT
                                MIDDLE DISTRICT OF FLORIDA
                                     ORLANDO DIVISION
In re:
                                               Case No. 94-02608-6J1
LASER PHOTONICS, INC.,

      Debtor.
               /
- ---------------





                       DEBTOR'S THIRD AMENDED DISCLOSURE STATEMENT

                                  Dated February 16, 1995









                                  Peter N. Hill
                                  Florida Bar No. 368814
                                  Wolff, Hill, McFarlin &
                                  Herron, P.A.
                                  P.O. Box 2327
                                  Orlando, FL  32802
                                  (407) 648-0058
                                  Attorneys for Debtor








                                    TABLE OF CONTENTS
                                    -----------------

ARTICLE I:          INTRODUCTION. . . . . . . . . . . . . . . . . . ..  1

ARTICLE II:         BACKGROUND OF THE DEBTOR AND ITS BUSINESS . . . ..  1

ARTICLE III:        EVENTS LEADING TO CHAPTER 11 FILING . . . . . . ..  1

ARTICLE IV:         SUMMARY OF THE CHAPTER 11 CASE TO DATE. . . . . ..  3


ARTICLE V:          SUMMARY OF CHAPTER 11 PLAN. . . . . . . . . . . ..  5

ARTICLE VI:         CLASS ACTION  . . . . . . . . . . . . . . . . . ..  9
                    Summary Of The Claims . . . . . . . . . . . . . ..  9
                    The Proposed Settlement . . . . . . . . . . . . .. 11

ARTICLE VII:        ACCEPTANCE AND CONFIRMATION OF PLAN . . . . . . .. 13

ARTICLE VIII:       SECURITIES LAWS . . . . . . . . . . . . . . . . .. 16
                    A.     Generally. . . . . . . . . . . . . . . . .. 16
                    B.     Resale Considerations. . . . . . . . . . .. 17
                    C.     Trust Indenture Act. . . . . . . . . . . .. 19
                    D.     Delivery of Disclosure Statement . . . . .. 19

ARTICLE IX:         TAX CONSIDERATIONS. . . . . . . . . . . . . . . .. 19

ARTICLE X:          CERTAIN RISK FACTORS. . . . . . . . . . . . . . .. 19

ARTICLE XI:         ALTERNATIVES TO THE PLAN. . . . . . . . . . . . .. 20

ARTICLE XII:        CONCLUSION. . . . . . . . . . . . . . . . . . . .. 21

EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 23

                                   i

     Laser Photonics, Inc., the debtor, files this third amended disclosure statement (the "disclosure statement") pursuant to section 1125 of the Bankruptcy Code.


                       ARTICLE I:  INTRODUCTION

      This disclosure statement is being provided by the debtor in connection with solicitation of acceptances of the debtor's first amended plan of reorganization (the "plan"). The purpose of this disclosure statement is to provide information of a kind and in sufficient detail, as far as is reasonably practical in light of the nature and history of the debtor and the condition of the debtor's books and records that would enable holders of impaired claims and interests to make an informed judgment in exercising the right to vote for acceptance or rejection of the plan.

      No representation concerning the debtor is authorized other than as set forth herein. Any representations or inducements made which are other than as contained herein should not be relied upon in arriving at a decision about the plan. This disclosure statement does not constitute legal or financial advice. You should consult your own advisors if you have questions about the plan or this disclosure statement.

      The information contained herein has not been subject to audit. For that reason, as well as the complexity of the debtor's business and the impossibility of making assumptions, estimates and projections with complete accuracy, the debtor is unable to warrant or represent that the information contained herein is without inaccuracy, although every reasonable effort has been made to insure that such information is accurate.

      The plan should be closely reviewed in conjunction herewith. The disclosure statement is qualified in its entirety by reference to the plan. All terms used in this disclosure statement shall have the definitions specified in the plan unless otherwise defined herein.


        ARTICLE II:  BACKGROUND OF THE DEBTOR AND ITS BUSINESS

      The debtor's operations, products, organization, personnel and financial data are described in detail in the Business Report dated October 25, 1994 which is attached as an exhibit to this disclosure statement.


           ARTICLE III:  EVENTS LEADING TO CHAPTER 11 FILING

      The debtor began experiencing financial difficulties in 1993. In the first quarter of 1992, the debtor sold patented technology. Consequently, OEM medical sales decreased due

                                   1

to the discontinued manufacturing and selling of ophthalmic lasers. The debtor also discontinued the sale of ruby lasers due to a customer's failure to make timely payments. This change in the company's customer mix had a dramatic effect on adjusted gross profit in 1993. The debtor replaced its direct medical sales with OEM customers. The average selling price was lower, resulting in a lower gross profit margin. Gross profit was also adversely affected by the increase in manufacturing overhead, selling, general and administrative expenses and research and development costs. The debtor's financial dilemma was compounded by a lack of sufficient capital to purchase raw materials.

      To help fund operations, in February, 1993, the debtor borrowed an additional $185,000 from certain directors and others and executed a promissory note, collateralized by substantially all of the assets of the company. The note bears interest at 8% per year. Class A warrants to purchase 18,500 shares of common stock were also issued to the holders of the note.

      In May, 1993, the debtor and JMAR Industries, Inc. ("JMAR") entered into agreements wherein Surgilase, Inc. ("Surgilase") became the exclusive distributor for a number of the company's high-performance, solid-state surgical laser systems and accessories as well as a non-exclusive distributor for the company's other solid-state laser systems and accessories. JMAR gave the debtor $1,000,000 up front and purchased $500,000 worth of the company's common stock. In October, 1993, Surgilase purchased an exclusive right to license and use the debtor's technology on the Nd:YAG/532 Combination System and the Holmium Laser System. A non-exclusive right and license was granted to Surgilase for the Nd:YAG laser. As consideration for these rights, the debtor received $1,750,000 and 179,487 shares of JMAR common stock with detachable stock warrants. The $2,750,000 received from JMAR was used to pay outstanding debts, to purchase raw materials and for general working capital.

      Also in May, 1993, the debtor entered into a settlement agreement with the landlord of the Orlando, Florida facility. In settlement of the delinquent rent and taxes owed, the debtor issued 100,000 shares of its common stock to the landlord and agreed to pay the landlord an additional amount of $252,000 in accordance with an agreed payment schedule. The lease now has been extended on a short term basis pursuant to an adequate protection agreement approved by the court. The debtor's primary lender terminated the debtor's drawing ability and required the company to make principal reductions in the amount of $1,250,000 in the twelve months preceding September 30, 1993 and thereafter at the rate of $40,000 per month. This further eroded the amount of capital available to the company.

      The debtor failed to make its June, July and August, 1993, interest payments aggregating $88,437 on its 13% Senior
Subordinated Debentures due May, 1999 ("13% Debentures"), and did not make its July, 1993 quarterly interest payment of $36,998 on its

                                   2

10.5% Convertible Senior Subordinated Debentures due May, 1999 ("10.5% Debentures). The principal outstanding balances on the 13% Debentures and 10.5% Debentures are $2,489,300 and $1,382,900, respectively. The debtor received a notice from the indenture trustee that an event of default had occurred; however, the company has not received any notice of acceleration of the principal balance of the debentures.

      The debtor failed to make payroll tax deposits during the second quarter of 1993, resulting in assessment of penalties and accrual of interest.

      On September 13, 1993, the debtor announced that it had discovered discrepancies in its financial statements included in its form 10-K for calendar year 1992 and Form 10-Q's for the quarters ended March 31, 1993 and June 30, 1993 and, accordingly, they could not be relied upon. At that time, the debtor was unable to determine the full effect of the discrepancies; however, both sales and income were negatively affected. The debtor cooperated with its outside auditors, Coopers & Lybrand, promptly to quantify the effects of the discrepancies as well as whether any other adjustments were necessary.


      The debtor requested and accepted the resignations of Mark T. Fukuhara, president and chief executive officer, and Andrew J. O'Connell, its chief financial officer. Robert Anselmo, senior vice-president-administration was appointed as acting president and Elroy McConnell, controller, assumed the additional financial responsibilities. Paul Cattermole was later appointed president. Messrs. Anselmo and O'Connell have left the employ of the debtor since the filing of the chapter 11 case.

      At the debtor's request, NASDAQ suspended trading in the debtor's shares pending release of further information.

      Facing increasing pressure on a number of fronts, the debtor was forced to seek relief under Chapter 11 of the Bankruptcy Code and filed its petition on May 13, 1994.


          ARTICLE IV:  SUMMARY OF THE CHAPTER 11 CASE TO DATE

       On May 13, 1994, Laser Photonics filed its Chapter 11 bankruptcy petition. Since the petition date, the debtor has operated its business and managed its affairs as a debtor in possession under the authority of sections 1107(a) and 1108 of the Bankruptcy Code. The debtor has retained, or has applied to retain, the following professionals to assist the debtor in the case:

                                   3

Name                                           Function
- ----                                           --------

Peter N. Hill, Wolff, Hill, McFarlin &         General counsel for debtor in
Herron, P.A.                                   possession

Spitzer & Feldman, P.C.                        Special corporate and securities
                                               counsel for debtor in possession

Morrison, Brown, Argiz & Company               Accountants

Coopers & Lybrand                              Auditors

        Early in the case, the debtor obtained interim and final orders authorizing it to use cash collateral, namely proceeds of accounts receivable in which various creditors held security interests. As adequate protection of the interests of such creditors, the court ordered replacement liens on accounts receivable generated following the petition date, and further ordered periodic payments and other protections to Sun Bank, N.A. Sun Bank's position has been acquired by Helionetics, Inc.

        The debtor obtained a court order authorizing it to enter into a factoring relationship with Commercial Factors of Atlanta. Sun
Bank subordinated its first priority position in accounts

receivable in exchange for certain percentages of advances from the factor.

        The debtor also obtained a court order authorizing it to borrow up to $350,000 from Helionetics, Inc. secured by a lien on property of the estate senior to all other liens but for those of the Orange County, Florida, Tax Collector, Commercial Factors of Atlanta, and Sun Bank.

        The debtor obtained court authority to pay prepetition wages of non-insiders accrued prior to the petition date in the aggregate sum of $46,969.43. The debtor further sought and obtained authority to pay compensation to its officer, Paul S. Cattermole, president and chief executive officer, at the rate of $8,000 per month, plus a $500 per month car allowance.

        The debtor sought, but was denied, court authority to sell ruby lasers free and clear of any interest of Spectrum Medical Technologies, Inc. Spectrum and the debtor were parties to an OEM manufacturing and distribution agreement which was terminated in October of 1993. The agreement precludes, under certain circumstances, the debtor from selling lasers in the dermatology market for a period of 3 years from the date of termination of the agreement. The debtor contends the prohibition is unenforceable since the circumstances that give rise to it never occurred. Spectrum contends that the circumstances in fact occurred, and

                                   4

that the debtor is precluded from selling in the dermatology market. The court denied the debtor's motion on procedural grounds, without reaching the merits of the dispute. The debtor has filed an adversary proceeding challenging Spectrum's claim in the case, seeking a determination that the restrictive covenant is not enforceable, and seeking damages in the amount of $890,000 for goods sold to Spectrum for which Spectrum never made payment.

        The debtor settled a dispute with Patlex Corporation and Dr.
R. Gordon Gould regarding performance of the debtor's obligations under a patent licensing agreement. Under the terms of the settlement, the debtor has preserved the right to manufacture laser equipment covered by the patents.

        No interested party has sought the appointment of a Chapter 11 trustee or examiner, nor has any party sought dismissal or conversion of the case.

        The United States Trustee appointed a creditors' committee. The court has approved of the committee's retention of the accounting firm of Arthur Andersen and the Orlando, Florida law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., subject to payment to the Lowndes, Drosdick firm by the debtor of a retainer in the amount of $20,000. To date, $15,000 of the $20,000 retainer has been paid.



                ARTICLE V:  SUMMARY OF CHAPTER 11 PLAN

        The debtor's plan organizes claims and interests in 16 separate classes. One class is empty. Eleven of the classes are impaired. A class of claims or interests is impaired unless the plan proposes to cash out the claim or interest, the plan leaves the claim or interest unaltered or, in the case of a prebankruptcy default, the plan provides for cure of the default, reinstatement of the original maturity date, payment of any damages caused by the default, and that the claim or interest will otherwise remain unaltered. Impairment is dealt with in section 1124 of the Bankruptcy Code. Impaired classes of claims and interests are entitled to vote on the plan, while unimpaired classes are deemed to have accepted the plan.

        Of the 4 unimpaired classes, one, Commercial Factors of Atlanta, is owed nothing. In fact, due to the nature of the factoring arrangement, the debtor has a credit balance with the factor. Employee wage claims were paid, with court approval, during the case and, to the extent any priority wage claims remain, those will be paid in cash on the effective date of the plan. Priority vacation claims will be paid in kind, except that claimants who have left the employ of the debtor will receive cash on account of their claims. The secured claim of Business Telephone Systems, Inc. will be paid in cash, and the secured claim of Coral Packaging, Inc. will be unaffected by the plan.

                                   5

        Of the 11 classes of impaired claims, the Orange County, Florida, Tax Collector's secured claim for unpaid tangible personal property taxes will be satisfied in two cash payments, the first on the effective date, the second on the first anniversary of the effective date, with interest at 9% per year. Helionetics, Inc. will receive interest at the prime rate published in the Wall Street Journal and the right to demand payment of its claims by assignment from Sun Bank and for postpetition loans at any time after the first anniversary of the effective date. The Internal Revenue Service will receive $5,000 per month until its secured claim is fully paid. Secured claims held by certain directors, a former director, and attorneys who have represented the debtor will be satisfied 4 years from the first day of the third month following the effective date. Interest will be paid quarterly in the interim at the prime rate. Security interests held by these creditors to secure payment of their claims will be subordinated to security interests granted by the debtor to secure any and all working capital loans to the debtor following confirmation of the plan. A former president of the debtor will receive nothing on account of his secured claim as a result of offsetting claims held by the debtor against him, and the confirmation order will be deemed to satisfy all security interests held by him in property of the estate. The secured claim of Ciba-Geigy Corporation will be paid in one lump sum cash payment of $55,000.

        General unsecured claims, including claims of holders of debentures issued by the debtor, will be satisfied by the issuance by the debtor of a sufficient number of shares of the debtor's capital stock such that, following issuance of all stock to be issued by the debtor under the plan, the holders of Class 10 claims will hold, in the aggregate, 20% of all issued and outstanding shares of stock of the debtor. In the event, however, it becomes necessary for the debtor to issue 1% of its stock to the holder of the Class 16 claim, then the 20% figure in the immediately preceding sentence will change to 19%. Each holder of a Class 10 claim will receive a pro rata share of stock to be issued to holders of Class 10 claims. Distribution of stock to the LPI Debenture holders will be made through the Indenture Trustee pursuant to the terms of the Indentures governing the existing LPI Debentures. The LPI Debentures will be extinguished and all obligations of the Indenture Trustee under all indentures relating thereto shall be discharged upon the completion of distributions to Class 10 creditors under this plan who are holders of LPI Debentures.

        Shareholders who are members of a class or putative class who have sued the debtor will receive their pro rata share of $350,000 in cash to be paid on the effective date by the non-debtor class action defendants. The latter have agreed to waive any and all claims against the debtor or the estate for contribution and indemnity.

        The debtor will object to the secured claim of Laser Center of America, Inc. in the amount of $60,638.99. The debtor believes that, under Florida law, the claimant failed to take steps necessary to elevate its claim based on a judgment to the status of a secured claim

                                   6

in bankruptcy. If unsuccessful, the debtor will issue to Laser Center of America, Inc. a note calling for payment of the claim over 60 months at 9% interest per year.

        S & K Enterprises filed a secured claim in the amount of $100. The debtor intends to object to the claim as a secured claim. If unsuccessful, the debtor will pay the claim in cash on the effective date.

        Intevac, Inc. filed a secured claim in the amount of $654.21. The debtor intends to object to the claim as a secured claim. If unsuccessful, the debtor will pay the claim in cash on the effective date.

        Spectrum Medical Technologies, Inc. filed claim 131 in the amount of $35,096,587.61 as a general unsecured claim. The debtor has disputed the claim and has sought judgment against the holder of the Class 16 claim in the amount of $890,000. To the extent, if any, the Class 16 claim is allowed, the debtor will issue to the holder of the Class 16 claim a sufficient number of its shares of capital stock such that, following issuance of all stock to be issued by the debtor under the plan, the holder of the Class 16 claim will own 1% of the then issued and outstanding shares. The debtor will in that event be relieved of any restriction on the conduct of its business as a result of its OEM manufacturing agreement with the holder of the Class 16 claim.

        The one class of interests is also impaired. Holders of common stock of the debtor will retain their interests. However, the debtor will authorize and issue new stock to Helionetics and to the holders of Class 10 claims such that, following such authorization and issuance, Helionetics and holders of Class 10 claims will own exactly 75%, 20%/1 and 5%, respectively, of the outstanding shares of common stock of the debtor. In other words, holders of 100% of the corporate stock of the debtor, in the aggregate, will own, after confirmation, 5% in the aggregate, of the debtor's stock.

        Class action plaintiffs and other interest holders will receive solicitation packages directly, where the identity of such person is known and, where securities are held in street name, solicitation packages will be distributed through various brokerage houses holding such securities.

        Priority tax claims are not classified in the plan. Holders of such claims against the debtor will receive full satisfaction of their claims, together with interest at 9% per year from the effective date of the plan, in cash in equal monthly payments beginning on the first day

- --------------
    /1 As noted above, in the event it becomes necessary for the debtor to issue 1% of its stock to the holder of the Class 10 claims will receive 19%, and not 20%, of the debtor's stock.

                                   7

of the third month following the effective date and continuing on the first day of each and every month thereafter for a period not longer than 6 years from the dates of assessments of such tax claims.

        The plan provides for assumption by the debtor of all unexpired leases and executory contracts listed on Schedule G filed by the debtor, with the exception of the executory contract with A T & T Credit Corporation and the executory contract with Spectrum Medical Technologies, Inc. which was terminated prior to the
petition date.    The debtor assumes its patent licensing
agreements with Dr. R. Gordon Gould and Patlex Corporation, as modified by the settlement agreement between the parties approved by the Court.


        Administrative claims are not classified in the plan.
Professional fees approved by the court will be paid on the effective date. Professional fees are estimated as follows:

Professional                     Function                   Estimated Fees
- ------------                     ---------                  --------------

Wolff, Hill, McFarlin & Herron, General counsel to the      $100,000, less
P.A.                             debtor                     retainer of
                                                            $22,000 and
                                                            additional payments
                                                            to date of $15,003

Spitzer & Feldman, P.C.         Special counsel to the      $25,000
                                debtor for corporate and
                                securities matters

Morrison, Brown, Argiz &
Company                         Accountants for the debtor  $35,000

Coopers & Lybrand               Auditors for the debtor     $-0-

Arthur Andersen                 Accountants for creditors'
                                committee                   $7,000

Lowndes, Drosdick, Doster,      Counsel to the creditors'   $20,000 less $15,000
Kantor & Reed, P.A.             committee                   retainer

National City Bank of           Indenture Trustee           $45,000
Minneapolis

                                       8

        Postbankruptcy liabilities incurred in the ordinary course of business will be paid in the ordinary course. Administrative claims in connection with assumption of executory contracts or unexpired leases will be paid on the effective date.

        Travel expenses incurred by the committee members will be paid directly by Helionetics.

        Fees payable to the United States Trustee under 28 U.S.C. Section 1930 will be paid on or before the effective date.

        Helionetics will pay to the debtor $1 million on the effective date, and will transfer to the debtor its 76% interest in AccuLase, Inc. Susan E. Barnes, wife of Bernard Katz, Helionetics' chairman, will personally guarantee payment of the $1 million. A copy of her financial statement is attached as an exhibit. AccuLase, Inc. has a positive net worth. Helionetics has committed to fund research and development costs of AccuLase's excimer laser technology for at least two years after the effective date. Financial and other information regarding AccuLase is also attached as an exhibit.
        In exchange, Helionetics will acquire 75% of the stock of the debtor.
                       ARTICLE VI:  CLASS ACTION  CLAIMS

        The debtor is a party to two purported class actions, Louis S. Terranova vs. Laser Photonics, et al., Case No. 94-13-CIV-ORL-22, and Frederic Marin vs. Laser Photonics, et al., Case No. 94-505-CIV-ORL-22, each pending in the United States District Court,
Middle District of Florida, Orlando Division (the "class actions"). The class actions were brought on behalf of all persons who purchased or acquired common stock or warrants of the debtor from November 6, 1992 through September 14, 1993, excluding the defendants named in the class actions and officers, directors, affiliates and subsidiaries of the debtor and defendant, Radix Organization, Inc.

                        Summary Of The Claims

        The defendants in the class actions consist of the following in addition to the debtor: Leonard Lichter, Don S. Friedkin, Roger
M. Kirk, Robert C. Lapin, John Radziwill, Thurman Sasser, Andrew L. O'Connell, III, Mark J. Fukuhara and Radix Organization, Inc. Messrs. Lichter, Friedkin, Kirk, Lapin, Radziwill and Sasser are directors or former directors of the debtor, Fukuhara is the debtor's former President and a former director and O'Connell is the debtor's former Chief Financial Officer. Radix Organization, Inc. is an investment company

                                       9

affiliated with a number of the director defendants. All of the defendants other than Fukuhara and O'Connell are referred to below as the "director defendants".

        The class actions rest on essentially two claims. The first claim alleges an accounting fraud based on the deliberate overstatement of debtor's revenues which resulted in material discrepancies in the company's 1992 10-K dated May 26, 1993, its first quarter 1993 10-Q, dated June 1, 1993, and the second quarter 1993 10-Q, dated August 12, 1993.

        The overstatement was discovered by Roy McConnell who was hired by the debtor in May 1993 as its controller. McConnell had previously been employed by Coopers & Lybrand as a manager and was the manager who supervised the debtor's 1992 year end audit. McConnell uncovered a significant number of credit memos reflecting returns of laser systems in 1992 and 1993, but the sales for these systems were not reversed and remained on the books as accounts receivable. These credit memos were deliberately withheld from Coopers & Lybrand and from the debtor's outside directors. In fact, in many cases, customers overstated the amount of the receivable that they confirmed to the auditors. The outside directors were first advised of the fraud on September 8, 1993. After conducting an investigation, a special meeting of the debtor's board of directors was called for the following Monday,

September 13, 1993. On September 13, 1993, following the special board meeting, the debtor announced the discrepancies, stated that the filings could not be relied upon, and at debtor's request, NASDAQ halted trading in the debtor's stock.

        The plaintiffs assert that each of the defendants participated in the accounting fraud, were aware of it or at the least negligently permitted the fraud. In support of this assertion plaintiffs claim that they have conducted extensive factual investigations which have unearthed, among other things, tape recordings made by debtor's former President, Mr. Fukuhara, in which he accused the other defendants of participating in the fraud. It is the position of the director defendants that the accounting fraud was perpetrated by Fukuhara without the knowledge or involvement of any of the director defendants and that the director defendants took immediate steps to rectify the fraud once discovered, including demanding and receiving Fukuhara's and O'Connell's resignations. Several of the director defendants made loans to the debtor during this time period.

        The second claim involves alleged misrepresentations and omissions, unrelated to the accounting fraud described above, concerning the true state of debtor's financial affairs.
Plaintiffs allege that debtor failed to disclose a variety of adverse financial information until September, 1993. The disclosures that plaintiff alleges were not timely made include (a) that the debtor was in default under its 13 percent senior subordinated debentures due May 1999, and its 10.5 percent convertible series subordinated debentures due May 1999; (b) the debtor was in default to the Internal Revenue Service with respect to an agreement to pay

                                      10

approximately $550,000 in payroll taxes; (c) the debtor was in default under the lease of its facilities in Orlando, Florida; and (d) the debtor was in default to various vendors and others.

        According to the director defendants, the investing public was always aware of the company's financial position.
Specifically, these disclosures included the following. In a Registration Statement filed with the SEC on November 6, 1992, the debtor disclosed that "[h]istorically, the Company has been past due in substantial obligations to noteholders, vendors and other creditors." In its second quarter 1993 10Q, dated August 12, 1993, the debtor stated (at pg. 11) that "the Company is currently in arrears in its interest payments under its debentures, which default would permit the bondholders to demand immediate payment of those debentures." The debtor disclosed its arrearages to the IRS in its 1991 and 1992 10K, its 2nd quarter 1992 10Q and in its June 30, 1993 Registration Statement. The debtor disclosed its default under its lease in its 1991 and 1992 10K's and its November 6, 1992 Registration Statement and June 30, 1993 Prospectus. The debtor also warned investors on a number of occasions that its ability to finance its activities and growth in the long term depended upon, among other things, an additional capital infusion which was not guaranteed. The 1991 report of the debtor's then auditors, Ernst
& Young states that: "the Company's recurring losses from operations and deficiency in shareholder's equity raise substantial doubt about its ability to continue as a going concern". Likewise, the report of Coopers & Lybrand, dated May 26, 1993, contained in the debtor's 1992 10-K, stated that the company's operating results "raise substantial doubt about the company's ability to continue as a going concern."

        The Terranova complaint was filed on or about January 5, 1994 and the Marin complaint was filed on or about May 4, 1994. Both cases are in the pre-trial discovery stage. The defendants have produced documents in response to plaintiff's requests and two of the director defendants have given depositions to the plaintiffs.
On October 7, 1994 the District Court entered an order staying the class actions pending the conclusion of debtor's Chapter 11 case.

                       The Proposed Settlement

        The plan incorporates a proposed settlement of the class actions. The proposed settlement is not supported by the named plaintiffs in the class actions. Specifically each class 12 creditor, which includes all members of the plaintiff class in the class actions, is being offered his pro rata share of $350,000 in cash. This offer is made possible by an agreement between the debtor and the director defendants whereby the director defendants have offered to fund what would be the $350,000 cash settlement and to withdraw all claims they may have against the debtor for indemnity or contribution. In consideration, the director defendants are seeking releases from the debtor and each member of the class.

                                 11

        The debtor believes that the settlement is fair to class members. First, under Section 510(b) of the Bankruptcy Code, the claims of class action plaintiffs have the same priority as common stock claims. Under the plan, the equity interests of common shareholders are being diluted to 5% of the common stock outstanding. Accordingly, the settlement offers the members of class 12 significantly more than they would receive under the plan absent a settlement. Second, unless claims of director defendants for indemnity and contribution can be settled, such claims could significantly dilute the recoveries of general unsecured creditors. The debtor has not yet determined whether such claims can be properly asserted.

        The debtor's certificate of incorporation contains provisions entitling the directors and officers to be indemnified by the debtor against all claims asserted against them arising out of their performance of their duties to the corporation. Under
Delaware law, the debtor's indemnity obligation may be avoided only if the defendants did not act in good faith. Thus, defendants may be entitled to be indemnified for their legal expenses if they successfully defend the class actions. They may also be entitled to be indemnified if there is a settlement or they are held liable on a negligence theory. Defendants may also be entitled to contribution from the debtor even if they are found liable on any of the fraud counts.

        The creditors' committee has advised the debtor that if the director defendants asserted claims for indemnification or contribution, the committee would oppose debtor's plan which could make the debtor's reorganization difficult, if not impossible.

        Third, in the opinion of the director defendants, the settlement amount represents a substantial portion of the damages which would be recoverable even if the plaintiffs are successful, after attorneys fees are paid.

         Plaintiffs have asserted the losses of the class 12 creditors are approximately $5-6 million. Defendants believe that such estimates are significantly overstated and that even if plaintiffs were to prevail on all their liability claims, the recoveries would be in the range of $1.5 million to $3.5 million before deducting the attorneys' fees payable to plaintiff's attorneys. Defendants estimate, based on recent precedents, that plaintiffs' attorneys fees will total approximately one-third of any recovery.

        The debtor believes that the outcome of the class action litigation is uncertain and the actual recoveries may be substantially less than $1.5 to $3.5 million. Also, the class actions are not yet ready for trial and it is difficult to predict when such actions could be completed. Finally, there is some question whether a judgment against certain of the defendants would be collectible.

                                 12

          ARTICLE VII:  ACCEPTANCE AND CONFIRMATION OF PLAN

        Section 1126 of the Bankruptcy Code deals with acceptance of the plan. Unimpaired classes of claims are deemed to have accepted the plan. The debtor's former president is deemed not to have accepted the plan, since the plan provides that he will neither receive nor retain any property under the plan.

        As for classes of impaired claims, absent consideration of votes cast, procured or solicited in bad faith, a class accepts the plan if a majority of creditors voting on the plan votes in favor of the plan and if the majority voting in favor of the plan holds at least two-thirds in dollar amount of allowed claims held by creditors who vote on the plan.

        Section 1129 of the Code deals with confirmation of the plan. In order for the plan to be confirmed, without resorting to cramdown which is discussed below, the court must find that all of the following requirements have been met:

                1. Each class of claims and interests has accepted the plan or is not impaired by the plan.

                2.     a.      Each holder of a claim or interest in an
impaired class has accepted the plan or will receive or retain under the plan property of a value as of the effective date that is not less than the amount the holder would receive if the debtor were liquidated under Chapter 7 on that same date; or

                       b. Each holder of a claim in an impaired class which has elected that claims in that class be treated as fully secured claims under section 1111(b)(2) of the Code will receive or retain under the plan property of a value as of the effective date that is not less than the value of the holder's interest in the estate's interest in the property securing the claim.

                3.     The plan complies with Title 11 of the United States
Code.

                4. The proponent of the plan, in this case the debtor, complies with Title 11;

                5. The plan has been proposed in good faith and not by any means forbidden by law.

                6. Any payment made or to be made by the proponent of the plan, by the debtors, or by any person issuing securities or acquiring property under the plan, for services

                                 13

or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to approval of, the court as reasonable.

                7.     a.      The proponent has disclosed the identity and
affiliations of any individual proposed to serve, after confirmation, as director, officer or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtors, or a successor to the debtor under the plan.

                       b. The appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policy.

                       c. The proponent has disclosed the identity of any insider that will be employed or retained by the reorganized debtor and the nature of any compensation for the insider.

                8. Any governmental regulatory commission with jurisdiction, after confirmation, over rates of the debtor has approved any rate change provided for in the plan, or the rate change is expressly conditioned upon such approval (not applicable here).

                9.     a.      Unless otherwise agreed by a holder of a
particular claim, administrative expense claims, fees payable to the United States Trustee and any other fees payable under 28
U.S.C. Section 1930, and involuntary "gap" claims (not applicable here) will be paid in full in cash on the effective date.

                       b. Unless otherwise agreed by a holder of a particular claim, holders of priority wage claims, priority claims for contributions to employee benefit plans (not applicable here), priority claims of grain producers or fishermen (not applicable here), and priority consumer deposit claims (not applicable here) will receive, if any class of such claims has accepted the plan, deferred cash payments of a value as of the effective date equal to the allowed amount of the claims or, if any class of such claims has not accepted the plan, cash on the effective date equal to the allowed amount of the claims.

                       c. Unless otherwise agreed by a holder of a particular claim, holders of priority tax claims will receive deferred cash payments over a period not exceeding six years from the dates of assessment of such claims of a value as of the effective date equal to the allowed amount of the claims.

                                 14

                10. Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the debtor or any successor to the debtor under the plan, unless proposed in the plan.

                11. The plan provides for continuation of payment of all retiree benefits (not applicable here).

        It is possible for a plan to be confirmed despite a failure to meet the requirement described in paragraph 1 above (all classes of claims and interests must either accept the plan or be unimpaired under the plan). This is called cramdown. Where there is at least one class of impaired claims, however, at least one such class must accept the plan. For this purpose, acceptance of the plan by insiders is insufficient.

        Cramdown is possible so long as the plan does not discriminate unfairly and is fair and equitable with respect to each class of claims or interests that is impaired under and has not accepted the plan. In order to be considered fair and equitable, the plan must treat impaired secured claims in one of the following ways:

                1. The holders of secured claims retain their liens securing the claims to the extent of the allowed amount of the claims, and each holder receives deferred cash payments totaling at least the allowed amount of the claim of a value, as of the effective date, of at least the value of the holder's interest in the estate's interest in the property.

                2. The property securing the claims is to be sold, subject to section 363(k) of the Code (allowing credit bidding by the holder of the secured claim), free and clear of liens, with the liens to attach to the proceeds, and with the treatment of the liens on proceeds according to paragraph 1 above or paragraph 3 below.

                3. The holders of the claims realize the indubitable equivalent of the claims. Some courts have held that surrender of the collateral to the holder of the claim constitutes a realization of the indubitable equivalent of the claim.

        In order to be considered fair and equitable, the plan must treat impaired unsecured claims in one of the following ways:

                1. The holders receive or retain property of a value, as of the effective date, equal to the allowed amount of their claims.

                2. Holders of claims or interests junior to the class of unsecured claims will receive or retain no property on account of their junior claim or interest.

                                 15

        In order to be considered fair and equitable, the plan must treat impaired interests in one of the following ways:

                1. The holders receive or retain property of a value as of the effective date equal to the greatest of the allowed amount of any fixed liquidation preference to which they are entitled, any fixed redemption price to which they are entitled, or the value of their interests.

                2. Holders of junior interests will receive or retain no property on account of their junior interest.


                   ARTICLE VIII:  SECURITIES LAWS

        A.      Generally.

        The confirmation order will authorize the issuance by the debtor of notes and stock under the plan. Notes and stock will be issued without registration under the Securities Act of 1933 or under any state or local law, in reliance on the exemptions set forth in Section 1145 of the Bankruptcy Code.

        If the issuance of the notes and stock is to be exempt from registration under Section 1145 of the Bankruptcy Code, then three principal requirements must be satisfied:

                1. the securities must be issued by a debtor, its successor under a plan of reorganization, or an affiliate participating in a joint plan of reorganization with the debtor;

                2. each recipient of the securities must hold a claim against the debtor or an affiliate, an interest in the debtor or an affiliate, or a claim for an administrative expense against the debtor or an affiliate; and

                3. the securities must be issued in exchange for the recipient's claim against or interest in the debtor or an affiliate, or "principally" in such exchange and "partly" for cash or other property.

        The debtor believes that its issuance of the notes and stock will satisfy all three requirements because (a) those securities will be securities of the debtor, and the issuance of the securities is specifically mandated under the plan; (b) the recipients of the notes and stock are holders of claims against the debtor; and (c) the recipients of the securities will obtain the securities in exchange for their claims.

                                 16

        B.      Resale Considerations.

        The resale or disposition by the recipients of the securities will also be exempt from registration under the Securities Act of 1933 if the recipients are not deemed to be "underwriters" under
Section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines four types of underwriters: (a) a person who purchases a claim against, interest in, or claim for administrative expense in the case concerning a debtor with a view to distributing any security received in exchange for that claim or interest; (b) a person who offers to sell securities offered or sold under a plan for the holders of those securities; (c) a person who offers to buy those securities from the holders of those securities, if the offer is (i) made with a view to distribution of the securities, and (ii) made under an agreement made in connection with the plan, its consummation or the offer or sale of securities under the plan; and
(d) a person who is an "issuer" with respect to the securities as the term "issuer" is defined in Section 2(11) of the Securities Act of 1933.

        Under Section 2(11) of the Securities Act of 1933, an "issuer" will include any person directly or indirectly controlling or controlled by the debtor, or any person under direct or indirect common control with the debtor (an "affiliate"). Whether a person is an affiliate, and therefore an "underwriter," with respect to the debtor for purposes of Section 1145(b) of the Bankruptcy Code, will depend on a number of factors. These factors include: (a) the person's equity interest in the debtor; (b) the distribution and concentration of other equity interests in the debtor; (c) whether the person is an officer or director of the debtor; (d) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of the debtor; and (e) whether the person actually has that power notwithstanding the absence of formal indicia of control.

        An officer or director of the debtor may be deemed an affiliate. In addition, the legislative history of Section 1145 suggests that a former creditor or interest holder receiving one percent or more of the securities of a debtor could be deemed an affiliate.

        To the extent that a person is deemed to be an "underwriter" receives securities, resales by that person would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act of 1933 except in "ordinary trading transactions" (within the meaning of Section 1145(b)(1) of the Bankruptcy Code).

        The Bankruptcy Code does not define the term "ordinary trading transactions," and the Securities and Exchange Commission ("SEC") has not given definitive guidance with respect to the proper construction of the term. In a no-action letter the staff of the SEC has, however, concurred in the view that a transaction will be an "ordinary trading transaction"

                                 17

if it is carried out on an exchange or in the over-the-counter market at a time when the issuer of the traded securities is a reporting company under the Exchange Act and does not involve any of the following factors:

        a. (x) concerted action by two or more recipients of securities issued under a plan of reorganization in connection with the sale of those securities; or (y) concerted action by distributors on behalf of one or more such recipients in connection with sales;

        b. the preparation or use of informational documents concerning the offering of the securities to assist in the resale of the securities, other than the disclosure statement approved in connection with the plan (and any supplement thereto) and documents filed with the SEC by the debtors or the reorganized company pursuant to the Exchange Act; or

        c. special compensation to brokers or dealers in connection with the sale of the securities designed as a special incentive to resell the securities, other than compensation that would be paid pursuant to arms-length negotiation between a seller or a broker or dealer, each acting unilaterally, that is not greater that the compensation that would be paid for a routine similar-

                sized sale of similar securities of a similar issuer.

        In addition, a person deemed to be an "underwriter" solely because he is an affiliate may be able to sell securities without registration, in accordance with Rule 144 under the Securities Act of 1933, which permits public sales of securities received pursuant to a plan by statutory underwriters subject to volume limitations and certain other conditions. Based on the views of the Commission expressed in no-action letters, a person deemed to be an underwriter solely because he is an affiliate may be able to sell securities without registration in accordance with Rule 144, without complying with the holding period requirement of Rule 144(d).
        Because of the complex, subjective nature of the question whether a particular holder may be an underwriter, the debtor makes no representation concerning the ability of any person to dispose of the notes or stock. The debtor recommends that recipients of notes and stock under the plan consult with their own counsel concerning the limitations on their ability to dispose of those notes.

                                 18

        C.      Trust Indenture Act.

        The debtor believes that issuance of the notes and stock does not require compliance with the Trust Indenture Act of 1939, because: (i) there will be no public issue of stock or notes; and
(ii) the aggregate amount of unsecured notes will be less than $1 million. If compliance is required, then the debtor will qualify the notes under the Trust Indenture Act of 1939.

        D.      Delivery of Disclosure Statement.

        Under Section 1145(a)(4) of the Bankruptcy Code, "stockbrokers" (as that term is defined in Section 101(48) of the Bankruptcy Code) are required to deliver to their customers, for the first 40 days after the effective date of the plan, a copy of this disclosure statement
(and any supplement to it ordered by the Bankruptcy Court) at or before the time of delivery of any security issued under the plan.
This requirement specifically applies to trading and other after-market transactions in the securities issued under the plan.


DISCLAIMER:  THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED
NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC")
NOR HAS THE SEC PASSED UPON THE ADEQUACY OR ACCURACY OF THE
INFORMATION CONTAINED HEREIN.


                   ARTICLE IX:  TAX CONSIDERATIONS

        The federal and state income tax consequences of the plan will vary substantially from creditor to creditor since such consequences are in large part the result of factors unique to each creditor. Although the debtor could in this disclosure statement state a number of general tax principles, the complexity of the subject and the variations in the effect of the plan on each creditor for tax purposes for the reasons stated in the preceding sentence would be of little benefit. Creditors and interested parties are urged to consult advisors of their choice for opinions and advice on the tax consequences of the plan.

                  ARTICLE X:  CERTAIN RISK FACTORS

        Holders of claims in various classes described above are to receive, stock and notes issued by the debtor. If for some reason Helionetics fails to fund the plan, absent a new investor or purchaser the case may be converted or dismissed. Similarly, as with any

                                 19

investment, there is always a risk that equity interests will decline in value and that an issuer of debt securities will default in performance of its obligations under such securities.

        The plan proposes issuance of a pro rata portion of fixed percentages of stock to holders of certain claims and interests. The amount of stock received by the holders of such claims will be directly affected by the aggregate amount of all allowed claims in a particular class. Although it does not appear to be the case here, allowed unsecured claims frequently include the unsecured deficiency portion of undersecured claims. Since the debtor may object to certain claims, with such objections to be resolved by the bankruptcy court, the debtor cannot predict with certainty the total amount of allowed claims. Resolution of contested claims may delay consummation of the plan, although the debtor intends in such circumstances to make interim or periodic distributions while holding sufficient reserves for payment if necessary based on allowance of the full amount of the disputed claims.

        As noted above in connection with the treatment of the Class 16 claim, Spectrum Medical Technologies, Inc. has filed claim 131 in the amount of $35,096,587.61. The debtor claims that Spectrum owes it $890,000 and that it owes Spectrum nothing. The debtor and Spectrum have attempted to negotiate a settlement of the dispute.
An agreed resolution appears promising.

        General unsecured claims, exclusive of the Spectrum claim and of the claim of R. Gordon Gould and Patlex Corporation which has been settled at zero, total $7,281,258. That amount includes a claim filed by the debtor's Orlando landlord for $1,366,098 which is disputed based on section 502(b)(6) of the Bankruptcy Code.
Also included is the claim of the indenture trustee for the bondholder in the amount of $4,361.928.

         Holders of certain types of claims described above are to

receive payment of their claims over time. Just as there is a risk that an issuer of debt securities will default in payment, so too is there a risk, for a wide variety of possible reasons, that the debtor will be unable to honor its obligations under the plan. The debtor believes, however, that its plan is feasible and that it will be able to fully consummate the plan.

                ARTICLE XI:  ALTERNATIVES TO THE PLAN

        The plan as filed is built around an offer from Helionetics, Inc. to acquire 80% of the common stock of the debtor. If the debtor's plan is not confirmed, then the debtor, the committee or any other party in interest in the Chapter 11 case could attempt to formulate and propose a different plan or plans. Such plan or plans might involve either a reorganization and continuation of the debtor's business, a sale of the debtor's business as a going concern,

                                 20

an orderly liquidation of the debtor's business, or some combination thereof. As explained above, the debtor requires an infusion of cash and must substantially compromise claims against the estate in order to successfully reorganize. Postpetition loans from Helionetics have largely solved the former requirement. Confirmation of the plan will accomplish the latter. Although the debtor has met with a number of other possible investors and purchasers, none other than Helionetics has tendered a formal offer. Accordingly, the alternatives to the debtor's plan appear to consist of dismissal of the case or conversion of the case to a liquidation case under Chapter 7 of the Bankruptcy Code.

        The proceeds of a liquidation would be distributed to creditors in accordance with the priorities established by the Bankruptcy Code, although presumably later than under the plan and in a lesser amount due to the additional administrative expenses entailed in a Chapter 7 liquidation. A schedule reflecting the debtors' best estimates of dividends to be expected by holders of claims in the various classes is attached as an exhibit to this disclosure statement.

        Dismissal of the case would accomplish little, since the debtor and all its remaining creditors would be placed in the same position they occupied before the petition date. Creditors would presumably bring additional legal actions to enforce their claims, likely resulting in a piecemeal dissection of the debtor in direct contrast to the benefits of reorganization or orderly liquidation.


                      ARTICLE XII:  CONCLUSION

        The bankruptcy court will schedule a hearing for purposes of determining whether this disclosure statement contains information adequate to permit holders of claims and interests to make an informed judgment about the plan. Court approval of the disclosure statement, however, does not mean that the court recommends either acceptance or rejection of the plan. All creditors and interested parties will receive notice of the date and time of the hearing, of their opportunity to object to approval of the disclosure statement, and other matters.

                                 21

       After approval of the disclosure statement, the court will schedule a hearing on confirmation of the plan. All creditors and interested parties will receive a copy of the order approving the disclosure statement, setting the confirmation hearing and dealing with other matters, and will receive a copy of the plan, the approved disclosure statement, and a ballot with which to cast votes for or against the plan.

Dated:  February 16, 1995



LASER PHOTONICS, INC.

                                           -------------------------------
                                           Peter N. Hill
                                           Florida Bar No. 368814
By: ----------------------                 Wolff, Hill, McFarlin &
    Paul Cattermole                        Herron, P.A.
                                           P.O. Box 2327
                                           Orlando, FL  32802
                                           Telephone (407) 648-0058
                                           Facsimile (407) 648-0681
                                           Attorneys for Debtor


                                 22


                              EXHIBITS

A.      Business Report

B.      Debtor's income statement for 1994

C.      Debtor's actual and projected income statement for 1995

D. Debtor's balance sheet and pro forma balance sheet at 12-31-94 and after reorganization

E. Debtor's monthly debtor in possession report for December, 1994 (selected pages)

F.      Liquidation analysis


G.      Personal financial statement of Susan E. Barnes

H.      Audited financial statements of AccuLase, Inc. through 12-31-93

I.      Unaudited balance sheet of AccuLase, Inc. at 9-30-94

J.      Letter dated 1-20-95 from Bernard Katz to Dr. Alan Ryan

K.      Memo dated 2-1-95 from Bernard Katz to Dr. Ryan and to Paul
        Cattermole

L.      Letter dated 2-10-95 from Adrian Cayetano, Controller of
        Helionetics, Inc., to Pete Hill setting forth trading volumes and last trades for 2-6 through 2-10-95

M.      Helionetics' 1993 annual report

N.      Helionetics' amended 1993 Form 10-K report

O.      Helionetics' 9-30-94 Form 10-Q report